EXHIBIT 24.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS



    We consent to the inclusion in this registration statement on Form S-1 of our report dated March 10, 1995, on our audits of the consolidated financial statements of BDM International, Inc. and Subsidiaries. We also consent to the reference to our firm under the caption "Experts."



                                               COOPERS & LYBRAND LLP



Washington, DC
June 2, 1995